UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

__________

Form 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) January 15, 2025

AquaBounty Technologies, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-36426	04-3156167
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

233 Ayer Road, Suite 4, Harvard, Massachusetts

(Address of principal executive offices)

01451

(Zip Code)

978-648-6000

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of exchange on which registered
Common Stock, par value $0.001 per share	AQB	The NASDAQ Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company    ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.    ☐

Item 3.01 Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

On January 15, 2024, AquaBounty Technologies, Inc. (the “Company”) received a letter (the “Notice”) from the Listing Qualifications Department of The Nasdaq Stock Market LLC (“Nasdaq”) notifying the Company that, for the last 32 consecutive business days, the closing bid price for its common stock, par value $0.001 per share (the “Common Stock”), had closed below the $1.00 per share minimum bid price requirement for continued listing on the Nasdaq Capital Market pursuant to Nasdaq Listing Rule 5550(a)(2) (the “Minimum Bid Price Requirement”). The Notice has no immediate effect on the Company’s listing on the Nasdaq Capital Market or on the trading of the Common Stock, which continues to trade under the symbol “AQB”.

In accordance with Nasdaq Listing Rule 5810(c)(3)(A), the Company has a compliance period of 180 calendar days, or until July 15, 2025, to regain compliance with the Minimum Bid Price Requirement. To regain compliance, the closing bid price of the Company’s Common Stock must be at least $1.00 per share for a minimum of ten consecutive business days as required under Nasdaq Listing Rule 5810(c)(3)(A) during the compliance period.

If the Company does not regain compliance by July 15, 2025, the Company may be eligible for an additional 180-calendar day compliance period.  To qualify, the Company will be required to meet the continued listing requirement for market value of publicly held shares and all other initial listing standards on the Nasdaq Capital Market (except the bid price requirement).  In addition, the Company would be required to provide written notice of its intention to cure the minimum bid price deficiency during this second 180-day compliance period by effecting a reverse stock split, if necessary. If the Company is not granted an additional 180-day compliance period, then Nasdaq would provide written notification that the Company’s securities will be subject to delisting.  At that time, the Company would be able to appeal the determination to delist its securities to a Nasdaq hearings panel.

The Company intends to monitor the closing bid price of the Common Stock and may, if appropriate, evaluate various courses of action to regain compliance with the Minimum Bid Price Requirement. There can be no assurance that the Company will regain compliance with the Minimum Bid Price Requirement during the 180-day compliance period, secure a second 180-day period to regain compliance, if necessary, or otherwise maintain compliance with the other listing requirements.

Forward-Looking Statements

Statements in this Current Report on Form 8-K that are not strictly historical in nature constitute “forward-looking statements.” Such statements include, but are not limited to, the Company’s ability or intent to regain compliance with Nasdaq’s continued listing standards. Such forward-looking statements involve known and unknown risks, uncertainties and other factors, which may cause actual results to be materially different from any results expressed or implied by such forward-looking statements. Risk factors that may cause actual results to differ are discussed in the Company’s filings with the Securities and Exchange Commission, including the Company’s annual report on Form 10-K and quarterly reports on Form 10-Q. All forward-looking statements are qualified in their entirety by this cautionary note. The Company is providing this information as of this date and does not undertake any obligation to update any forward-looking statements contained in this Current Report on Form 8-K as a result of new information, future events or otherwise.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AquaBounty Technologies, Inc.
(Registrant)

Date: January 17, 2025	/s/ David A. Frank
David A. Frank
Interim Chief Executive Officer, Chief Financial Officer and Treasurer